RESTRUCTURING AGREEMENT


         This RESTRUCTURING AGREEMENT (this "Agreement") is made and entered into as of October 1, 2007 by and among TRIMEDIA ENTERTAINMENT GROUP, INC., a Delaware corporation (the "Company"), and the persons or entities executing this agreement as a "Lender", as set forth on the signature page hereof (each a "Lender" and collectively, "Lenders") and RUFFTOWN ENTERTAINMENT, INC. ("New Entity").

                                    RECITALS

         WHEREAS, the Company has, through subsidiaries, operated an entertainment business;

         WHEREAS, VGB MEDIA, INC. has agreed to merge with a newly formed subsidiary of the Company and conduct an entertainment business provided that the Company restructures its business; and

         WHEREAS, the Lenders have agreed to consent to the restructure of the Company's existing operations as provided herein. In particular, (i) Lenders will convert their indebtedness into equity; (ii) substantially all the assets of the Company will be transferred to New Entity in which (A) the Company will own equity providing a 19% economic interest and no voting rights other than certain veto or approval rights plus an option granted hereby to acquire additional non-voting equity and (B) the Lenders will own equity providing up to a 81% economic interest represented by a new designated series of preferred stock with a $4,800,000 liquidation preference and full voting power and (iii) the New Entity will assume and indemnify the Company for all Company Liability as defined in this Agreement.

         NOW THEREFORE,

                             ARTICLE I. DEFINITIONS

         1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings indicated below:

         "Certificate of Incorporation" shall refer to the Certificate of Incorporation and Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of New Entity attached hereto as Exhibit "A" which sets forth all the rights, powers, preferences and limitations of New Entity's Preferred Stock and Common Stock.

         "Company" shall include any Subsidiary of the Company ("Company Subsidiary") all of which are listed on SCHEDULE 2.1.

         "Company Contract" shall mean any agreement, contract, license, indenture, lease, mortgage, license, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral) to which the Company is, or was, a party.

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         "Company Liability" shall mean all Liabilities (other than Retained
Liabilities) arising out of, under or related to (A) activity of the Company prior to the Closing; (B) any Company Contract; (C) any Prior Action; (D) the action or occurrence involving the New Entity or the operation of the business of New Entity, including, but not limited to, all actions taken or not taken by New Entity after the Closing; (E) the transactions described in this Agreement; or (F) Taxes arising prior to Closing or arising out of the transactions contemplated hereby.

         "Enforceability Exceptions" shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         "Excluded Assets" shall mean all assets listed under the caption "Excluded Assets" on Schedule 2.1 attached hereto.

         "Liability" or "Liabilities" shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

         "Prior Action" shall mean any claim, judicial or administrative action, or proceeding, arbitration or investigation pending, or related to events occurring or actions taken or not taken prior to the Closing involving the Company and in any manner arising out of, under, or related to (A) activity or occurrences prior to the Closing; (B) based on this Agreement or the transactions consummated pursuant to this Agreement filed by any party who is not a party to this Agreement; (C) based on a Company Contract or (D) on the actions or inactions of New Entity.

         "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

         "Retained Liabilities" shall mean the liabilities of the Company, and only those liabilities of the Company, set forth in Schedule 2.1 attached hereto and any Company Contract which is an Excluded Asset.

         "Subsequent Action" shall mean any claim, judicial or administrative action, or proceeding, arbitration or investigation involving the Company and in any manner arising out of, under or related to any activity or occurrences subsequent to the Closing.

         "Subsidiary" shall mean to any Person in which a Person has a majority interest or which is otherwise controlled, directly or indirectly, by such Person.

         "Transferred Assets" shall mean all of the assets of the Company, less the "Excluded Assets", to be transferred to the New Entity as set forth and further defined in Section 2.1 hereof.

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                            ARTICLE II. TRANSACTIONS

         Subject to the terms and conditions herein, at the Closing:

         2.1. TRANSFER OF ASSETS. Subject to the terms and conditions of this Agreement, and except for the Excluded Assets, on the Closing Date, the Company shall convey, transfer, assign and deliver to New Entity, and New Entity hereby agrees to accept, all of the Company's legal, beneficial and other right, title and interest in and to all of the Company's assets, properties, privileges, claims of every kind and description (real, personal, and mixed, tangible and intangible) wherever located, and whether or not reflected in the books and records of the Company, including without limitation, all leases, leasehold rights, improvements, fixtures, furniture, equipment, computers and computer programs, inventory, materials, supplies, contracts and contract rights, security deposits, prepaid items, vehicles, trademarks, patents, patent applications, service marks, tradenames, copyrights, sales data, customer and supplier information, goodwill and all books and records of the Company relating thereto, including all Company Contracts as the same shall exist as of the Closing Date (hereinafter referred to collectively as the "Transferred Assets"). Without limiting the generality of the foregoing, the Transferred Assets shall include, without limitation, all of the assets and properties of the Company listed under the caption "Transferred Assets" on Schedule 2.1 attached hereto. Transferred Assets shall be conveyed, transferred, assigned and delivered to New Entity with such title as the Company may have and such transfer shall be subject to all existing liabilities, liens, claims, obligations and encumbrances on such Transferred Assets.

         2.2. ASSUMPTION OF LIABILITIES. New Entity shall assume and agree to discharge, perform or be responsible for all Company Liabilities, except for the Retained Liabilities and any Company Contract included as an Excluded Asset.

         2.3. NEW ENTITY SECURITIES. New Entity shall issue to:

                  (a) the Company 1,900 shares of New Entity's Nonvoting Common Stock representing a nineteen percent equity interest in the New Entity.

                  (b) the Lenders 3,100 shares of New Entity's Voting Common Stock and 5,000 shares of New Entity's Series A Convertible Preferred Stock all as set forth in Schedule 2.3.

2.4. OPTION TO COMPANY. The Company shall have an Option to acquire an additional 3000 shares of New Entity's Nonvoting Common Stock at any time prior to October 31, 2017 for a price of $ 3.30 per share or an aggregate of $9,900. The option may be exercised from time to time upon written notice as provided herein accompanied by payment. The certificate for shares shall be issued five business days after notice

         2.5. SATISFIED DEBT OF THE COMPANY. Lenders agree to cancel and forgive that indebtedness owed to Lenders by the Company as listed in Schedule 2.4 ("Satisfied Debt"). In exchange for cancellation and forgiveness of $460,000 of the Satisfied Debt, the Company shall issue to the Lenders an aggregate of 46,000,000 shares of the Company's Common Stock as set forth on Schedule 2.4

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(the "Company Shares"). In exchange for cancellation and forgiveness of $250,000 of the Satisfied Debt, the Company shall transfer its full right, title and interest to its 10% ownership interest in Battle Rap, LLC to the Lenders as set forth on Schedule 2.4. In exchange for cancellation and forgiveness of the remaining Satisfied Debt, plus all accrued but unpaid interest thereon, the New Entity shall issue to the Lenders 5,000 shares of Series A Stock, as set forth on Schedule 2.4. Lenders shall sign a written agreement evidencing the satisfaction of the Satisfied Debt (the "Satisfaction") in the form of Exhibit "B-1" and shall deliver the originals of any notes or other evidence of the Satisfied Debt to the Company.

         2.6. RIGHT OF FIRST REFUSAL. As long as the Preference remains unsatisfied each of the Lenders and their affiliates grants the Company the right of first refusal to acquire or participate in any entertainment property or project such person is developing or acquiring which, in the good faith judgment of such person, is similar to the type of project or property of any subsidiary of the Company being transferred from. This provision shall be satisfied if the Company does not accept the terms of any proposal within 15 days of notice ( or within seven days of notice solely with respect to recording artists) and the Company will have no rights with respect to such property or project thereafter. The Company shall have no obligation to consider any such proposal. The type of projects covered by this paragraph shall be further limited by a writing which may be executed prior to closing as an amendment hereto.


                      ARTICLE III. CLOSING DATE; DELIVERIES

3.1. CLOSING. The closing (the "Closing") of this Agreement, and the transactions contemplated hereby shall occur simultaneously with the closing of transactions contemplated by that certain Agreement and Plan of Merger by and between the Company,TriMedia Acquisition Corp. and VGB Media, Inc. dated as of this date (the "Merger Agreement") at the offices of Saul Ewing LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania, or at such other time or place as may be agreed by the parties (the "Closing Date").

         3.2. DELIVERIES.

                  (a) The following shall be delivered to New Entity by the
Company:

                           (i) Stock certificates or other applicable
instruments evidencing full ownership of each of the Company Subsidiaries with transfer documents duly executed;

                           (ii) All existing books, records, papers and
instruments of the Company of whatever nature and wherever located that relate to the Transferred Assets or which are required or necessary in order for New Entity to obtain title and control of the Transferred Assets;

                           (iii) Copies of resolutions of the Board of Directors
of the Company approving this Agreement and related transactions which resolutions shall be duly certified by the Secretary of the Company;

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                           (iv) Such other instruments of conveyance, assignment
and transfer, in form and substance satisfactory to the parties, as may be necessary or effective to vest in New Entity title to the Transferred Assets including the assignment of Company Contracts which are included in the Transferred Assets; and

                           (v) Executed copies, to the extent in the Company's
possession, of Company Contracts which are included in the Transferred Assets.

                  (b) The following shall be delivered to the Company by the party indicated:

                           (i) New Entity shall deliver:

                                    (A) Stock certificates duly executed for
4,900 shares of New Entity's Nonvoting Common Stock;

                                    (B) An Assumption Agreement duly executed by
the New Entity in the form attached hereto as Exhibit "B-2" pursuant to which New Entity shall unconditionally assume, and indemnify and hold the Company harmless from and against all Company Liabilities; and

                                    (C) Copies of resolutions of the Board of
Directors of the New Entity approving this Agreement and related transactions which resolutions shall be duly certified by the Secretary of New Entity.

                           (ii) Lenders shall deliver:

                                    (A) Notes and other obligations constituting
the Satisfied Debt marked satisfied;

                                    (B) The Satisfaction duly executed by the
Lenders; and

                                    (C) Copies of resolutions of the Board of
Directors or other governing body of any Lender which is an entity approving this Agreement and related transactions which resolutions shall be duly certified by the Secretary of such Lender.

                  (c) The following shall be delivered to Lenders by the party indicated:

                           (i) New Entity shall deliver stock certificates duly
executed for 5,000 shares of New Entity's Series A Stock as set forth in
Schedule 2.3 and 100 shares of New Entity's Voting Common Stock all as set forth in Schedule 2.3; and

                           (ii) The Company shall deliver stock certificates
duly executed for the Company Shares as set forth in Schedule 2.4.

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                  (d) Each of the parties may request the delivery by another party of such other instruments, and documents as such party deems reasonably necessary to consummate the transaction.

                  (e) All documents and instruments required hereunder to be delivered by a party to another party at the Closing shall be delivered in form and substance reasonably satisfactory to such party and their counsel.


             ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF LENDERS

         Each Lender, severally, and not jointly, represents and warrants to the Company and New Entity with the knowledge and understanding that each of the Company and New Entity is relying materially upon such representations and warranties, that as of the date hereof and the Closing Date:

         4.1. ORGANIZATION AND STANDING OF CERTAIN LENDERS. Each Lender which is an entity duly organized, validly existing and in good standing under the laws of the state of its formation or incorporation.

         4.2. INVESTMENT INTENT. Lender is acquiring any Company Shares and securities of the New Entity (the "Securities") to be issued and delivered hereby for investment, for its own account, and not with a view to the distribution of such Securities. In such connection, each Lender further represents and warrants that they understand that the Company or New Entity is issuing the Securities to such Lender in reliance upon an exemption from the registration requirements pursuant to Section 5 of the Securities Act of 1933, as amended (the "Act") and the rules and regulations thereunder. Each Lender agrees that the Securities may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by such Lender unless the Company or New Entity shall have been supplied with evidence satisfactory to it and its counsel that such transfer is not in violation of the Act. Furthermore, each Lender understands that the certificates for the Securities shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Securities with respect thereto. Each Lender consents to the placing of such legend on the certificates for the Securities.

         4.3. AUTHORITY. This Agreement and Satisfaction each will constitute, when executed and delivered by the Lenders in accordance herewith, the valid and binding obligations of each of the Lenders, enforceable in accordance with its respective terms, subject to the Enforceability Exceptions and, (b) further with respect to a Lender which is an entity the entity has all the requisite power and authority to execute and delivery and perform its obligations under this Agreement and all related transactions as provided hereunder and upon execution and delivery, the Agreement is a valid.

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            ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to New Entity and Lenders as follows on the date hereof and on the Closing Date with the knowledge and understanding that such parties are relying materially upon such representations and warranties:

         5.1. ORGANIZATION AND GOOD STANDING. Except as noted on Schedule 5.1, the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         5.2. AUTHORITY. The Company has all requisite power and authority to execute and enter into this Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by the Company (the "the TriMedia Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the TriMedia Documents and the consummation of the transactions contemplated by this Agreement and the TriMedia Documents have been duly and validly authorized by all necessary corporate action, or otherwise, by the Company and this Agreement has been duly executed and delivered and is, and the TriMedia Documents will be, when executed and delivered by the Company, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms subject to the Enforceability Exceptions.

5.3. SUBSIDIARIES. Except as set forth on Schedule 2.3, the Company does not presently own or control any subsidiary.


            ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF NEW ENTITY

         New Entity represents and warrants to the Company as follows on the date hereof and on the Closing Date with the knowledge and understanding that the Company is relying materially upon such representations and warranties:

         6.1. ORGANIZATION, GOOD STANDING. New Entity is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power and authority to own the Transferred Assets it and to carry on its business as such business.

         6.2. SUBSIDIARIES. Prior to the Closing Date, New Entity does not own any Subsidiaries.

         6.3. AUTHORITY. New Entity has all requisite power and authority to execute and enter into this Agreement and all other agreements and instruments contemplated hereby to be executed and delivered by New Entity (the "New Entity Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by New Entity of this Agreement and the New Entity Documents and the consummation of the transactions contemplated by this Agreement and New Entity Documents have been duly and validly authorized by all

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necessary corporate action, or otherwise, by New Entity and this Agreement has been duly executed and delivered and is, and the New Entity Documents will be, when executed and delivered by New Entity, legal, valid and binding agreements of New Entity, enforceable against New Entity in accordance with their respective terms subject to the Enforceability Exceptions.

         6.4. CAPITALIZATION OF NEW ENTITY. The authorized capital stock of the New Entity, is as set forth in Schedule 6.4, the shares of common stock of the New Entity that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable (not subject to further charge), and were not issued in violation of the preemptive rights of any person. There are no outstanding (a) options, warrants or rights to purchase or subscribe for any equity securities, or other ownership interests of the New Entity, (b) obligations of the New Entity whether absolute or contingent, to issue any shares of equity securities or other ownership interests, (c) debt or equity securities directly or indirectly convertible into any equity securities of the New Entity or (d) any shareholder agreements, options, rights of first refusal or other similar rights with respect to the capital stock of the New Entity to which the New Entity is a party.


                             ARTICLE VII. INDEMNITY

         7.1. NEW ENTITY. New Entity agrees to indemnify in full the Company and the Company's officers, directors, employees, agents and stockholders who are not Lenders or their affiliates (collectively, the "Company Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid (collectively, "Losses"), which the Company Indemnified Parties may suffer, sustain or become subject to, prior to the third anniversary of the Closing as a result of (i) any Prior Action; (ii) the failure to pay any Company Liability; (iii) the breach, inaccuracy or misrepresentation in any of the representations and warranties of the Lenders or New Entity contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Indemnitors pursuant to the terms of this Agreement or Assumption Agreement or Satisfaction or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), or (iv) any breach of, or failure to perform, any agreement of the New Entity or Lenders contained in this Agreement or any of the Related Documents(in addition to any losses arising from the failure to pay any Liability).

         7.2. COMPANY. The Company agrees to indemnify in full the New Entity and the New Entity's officers, directors, employees, agents and stockholders (collectively, the "New Entity Indemnified Parties") and hold them harmless against any Losses, which the New Entity Indemnified Parties may suffer, sustain or become subject to, prior to the third anniversary of the Closing as a result of (i) any Subsequent Action; (ii) the failure to pay any Retained Liability
(iii) misrepresentation in any of the representations and warranties of the Lenders contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Indemnitors pursuant to the terms of this Agreement or (iv) any breach of, or failure to perform, any agreement of the Company contained in this Agreement (in addition to any losses arising from the failure to pay any Retained Liability.

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         7.3. METHOD OF ASSERTING CLAIMS.

                  (a) DEFINITIONS. As used in this Section 7.3, the following terms shall have the definitions set forth below:

                      "Action" shall mean either a Prior Action or a Subsequent Action.

                      "Indemnified Party" shall mean a persons who is one of the New Entity Indemnified Parties or Company Indemnified Parties as the case may be.

                      "Indemnitor" or "Indemnifying Party" shall mean either the Company or the New Entity as the case may be.

                  (b) METHOD OF ASSERTING CLAIMS RELATING TO ACTIONS. In the event that any Indemnified Party is made a defendant in or party to or subject to an Action, the Indemnified Party shall give the Indemnitor prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a claim. The Indemnifying Party shall be entitled to contest and defend such claim; provided, that the Indemnitor (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such claim. Notice of the intention so to contest and defend shall be given by the Indemnitor to the Indemnified Party within 20 business days after notice of such claim (but, in all events, at least five business days prior to the date that an answer to such claim is due to be filed or other action required to be taken). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnitor. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnitor are not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnified Party elects to participate in such defense, the Indemnitor will cooperate with the Indemnified Party in the conduct of such defense. Neither Party may concede, settle or compromise any Action without the consent of the other party, which consents will not be unreasonably withheld.

                  (c) METHOD OF ASSERTING OTHER CLAIMS. In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve an Action, the Indemnified Party shall deliver a notice of such claim with reasonable promptness to the Indemnitor and such claim shall be paid promptly.


                            ARTICLE VIII. COVENANTS

         8.1. PRESERVATION OF RECORDS. New Entity and the Company each covenant that they will preserve and make reasonably available to the other party, its attorneys and accountants, for six (6) years from and after the Closing Date and during normal business hours, such of the books, records, files, correspondence,

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memoranda and other documents maintained prior to Closing (collectively, the
"Records") as the other party may reasonably require in connection with any legitimate purpose, including, but not limited to, the preparation of tax reports and returns and the preparation of financial statements. After the sixth anniversary of Closing Date, neither New Entity nor the Company shall dispose of any of the Records, without giving the other party at least thirty (30) days' prior notice of its intention to do so. Such other party may, by written notice, request that such Records be retained and such Records shall be transferred to the other party at such other party's expense.

         8.2. MAINTENANCE AND EXAMINATION OF RECORDS OF NEW ENTITY. New Entity shall keep and maintain in the regular course of its business, in accordance with generally accepted accounting principles, complete and accurate books and records relating to its business after closing utilizing a calendar year as the fiscal year. New Entity shall preserve and keep available all such books and records for at least six (6) years thereafter and the Company during such period shall have the right, at its cost and expense and during regular business hours, to inspect and copy and make extracts from said books and records.

         8.3. FINANCIAL STATEMENTS OF NEW ENTITY. As long as the Company owns the Nonvoting Common Stock of New Entity, New Entity shall provide the Company with (A) financial Statements of New Entity for each calendar year on or prior to March 1 of the following year, which shall be audited at the Company's election, and (B) unaudited financial statements for each quarter other than the last quarter of a year delivered thirty days after the end of each quarter which shall be reviewed at the Company's election. Such financial statement shall consist of a balance sheet, income statement, cash flow and stockholder equity statements. The Company agrees that it shall pay all fees and expenses related to the preparation of and any audit or review of such financial statements requested by it which shall be performed by accountants and independent certified public accountants of its choosing. Notwithstanding the foregoing, New Entity shall provide to the Company copies of its tax returns and any financial statements which New Entity provides to any third party. It is understood that the company is a public company and may report certain financial information relating to New Entity to the Securities and Exchange Commission as required by law.

         8.4. FURTHER ASSURANCES. Whether prior to or subsequent to the Closing each of the parties will take such steps and execute such additional documents which may be reasonably necessary to authorize transfer and assignment of the Transferred Assets, the issuance of the Securities, the Assumption and Satisfaction and otherwise to effectuate the purposes of this Agreement.


                           ARTICLE IX. MISCELLANEOUS

         9.1. PRESS RELEASES AND ANNOUNCEMENTS. Prior to the Closing Date, no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement, or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

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         9.2. AMENDMENT AND WAIVER. This Agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

         9.3. NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to New Entity, the Lenders or the Company will, unless another address is specified in writing, be sent to the address indicated below:

                  To Lenders:          as set forth after their signature

                  With a copy to:


                  To the New Entity:   Rufftown Entertainment, Inc.
                                       333 East Lancaster Avenue
                                       Suite 411
                                       Wynnewood, PA  19096
                                       Attention:  Chief Executive Officer

                  With a copy to:      Saul Ewing LLP
                                       1500 Market Street
                                       Centre Square West - 38th Floor
                                       Philadelphia, PA 19102
                                       Attention:  Craig F. Zappetti, Esquire

                  To the Company:      c/o Aspatuck Holdings Ltd.
                                       115 East 57th Street, 11th Floor
                                       New York, NY 10022

                  With a copy to:      Michael DiGiovanna
                                       212 Carnegie Center
                                       Suite 206
                                       Princeton, New Jersey 08540

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         9.4. ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

         9.5. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.6. COMPLETE AGREEMENT This Agreement, and the Related Agreements and other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         9.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

         9.8. GOVERNING LAW. The internal law, without regard for conflicts of laws principles, of the State of New York will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

         9.9. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Notwithstanding any investigation of any of the parties hereto, all representations and warranties made by the parties in this Agreement or in any exhibit, schedule, certificate, writing, filing, or other instrument made or delivered in connection herewith shall survive the execution and delivery hereof and shall remain in full force and effect for a period of six (6) months from and after the date of this Agreement.

         9.10. NO BROKER. Each party to this Agreement represents to the other party that it has not incurred and will not incur any liability for brokerage fees, finders' fees or agents' commissions in connection with this Agreement and the transactions contemplated hereby, and agrees that it will indemnify and hold harmless the other party against any claim for brokerage and finders' fees or agents' commissions incurred by it in connection with the negotiation or consummation of the transactions contemplated by this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       TRIMEDIA ENTERTAINMENT GROUP, INC.


                                            By:______S//________________________
                                       Name:
                                       Title:

                                       RUFFTOWN ENTERTAINMENT, INC.


                                            By:  _______S//_____________________
                                       Name:
                                       Title:

                                       LENDERS

                                       1025 INVESTMENTS, INC.


                                            By:  _____s//_______________________
                                       Name:
                                       Title:

                                       IL RESOURCES, INC.


                                            By:____S//__________________________
                                       Name:
                                       Title:

                                            ________S//_________________________
                                            Christopher Schwartz

                                       SPH INVESTMENTS


                                            By:_____S//_________________________
                                       Name:
                                       Title:

                                       CAPITAL GROWTH INVESTMENTS


                                            By:_____S//_________________________
                                       Name:
                                       Title:

                                    EXHIBIT A
                   CERTIFICATE OF INCORPORATION OF NEW ENTITY

                                   EXHIBIT B-1
                         FORM OF SATISFACTION AGREEMENT

                                   EXHIBIT B-2
                          FORM OF ASSUMPTION AGREEMENT

                                    EXHIBIT C
                              DISCLOSURE SCHEDULES


                                     OMITTED